                           JONES, DAY, REAVIS & POGUE
                             3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308

                                                                       Exhibit 5

                                  June 8, 1998

HBO & Company
301 Perimeter Center North
Atlanta, Georgia  30346

Gentlemen:

    We have acted as counsel to HBO & Company, a Delaware corporation (the "Company"), in connection with the registration of 45,788 shares of Common Stock, $.05 par value per share, of the Company (the "Shares"), to be issued by the Company in accordance with that certain Non-Qualified Stock Option Agreement dated May 26, 1998 by and between the Company and Duane Tiseth and that certain Non-Qualified Stock Option Agreement dated May 26, 1998 by and between the Company and David S. Tiseth pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") to which this opinion appears as Exhibit 5.

    We have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company, and public officials and such other documents as we have deemed relevant or necessary as the basis of the opinion set forth below in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based on the foregoing, we are of the following opinion:

    The Shares, when issued in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Sincerely,

                                   /s/ JONES, DAY, REAVIS & POGUE
                                   ---------------------------------------
                                   JONES, DAY, REAVIS & POGUE


                               Page 23 of 25 Pages